WORK AGREEMENT

This Work Agreement, is entered into by and between:

-
STRATOS DEL PERU S.A.C., with Taxpayer´s Registry No. 20515769774, domiciled at Canaval y Moreyra Ave. 380 Office 401 - San Isidro - Lima - Lima, duly represented by Mr. Luis Humberto Goyzueta Angobaldo, identified with National Identity Document N. 10609920, according to powers of attorney registered in the Electronic Entry No. 11995912 of the Companies Registry in and for Lima, who will hereinafter be known as "STRATOS", and

-
CWE ENGINEERING & SUPPLY S.A.C., with Taxpayer´s Registry No. 20518058283, domiciled at Barcelona Street 270 - Dept. 401 - Urb. Las Gardenias - Santiago de Surco - Lima - Lima, duly represented by Mr. Charles Phillip Watson Barber identified with National Identity Document No. 07852504, according to powers of attorney registered in the Electronic Entry No. 12114666 of the Companies Registry in and for Lima, who will hereinafter be known as "THE CONTRACTOR" in the following terms:

FIRST CLAUSE: BACKGROUND

1.1.	STRATOS is a company duly constituted in the country, owner of the equipment detailed in the Appendix No. 1 of this agreement (hereinafter, "THE EQUIPMENT").

1.2.	As part of the relocation project, re-empowerment and implementation of THE EQUIPMENT, STRATOS requires to carry out the tasks mentioned in the Second Clause of this agreement.

1.3.	For its part, THE CONTRACTOR is a legal entity that has the capacity and human resources with extensive experience in the provision of services required by STRATOS pursuant to this document.

1.4.	To complement its activities, STRATOS is interested in hiring THE CONTRACTOR on the terms and conditions set forth in this agreement.

SECOND CLAUSE: OBJECT

2.1.	By this contract, STRATOS commissions THE CONTRACTOR, who accepts it, the implementation of the following services (hereinafter, THE WORK):

(i)	Cleaning, removal and disassembling of THE EQUIPMENT; and,

(ii)	Elaboration of reports concerning to the state of THE EQUIPMENT and the maintenance works that may be required for its overhaul.

2.2.
Furthermore, the parties stipulate that the scope, observations and other characteristics of THE WORK are detailed in the Appendix No. 1, Appendix No. 2 and Appendix No. 3 of this agreement, which duly signed by the parties, form an integral part of the same.

2.3	THE CONTRACTOR shall perform THE WORK in the facilities of THE EQUIPMENT located in the Ingenio Estrella del Norte, Chepen, La Libertad (hereinafter, THE SUGAR MILL).

2.4.
It is stated that STRATOS may reduce or expand the number of activities or equipments indicated in the Appendix No. 1, if it is determined that the realization of THE WORK on the same is necessary or not for the project of execution of STRATOS. To that effect, the parties are bound to sign the corresponding Addendum according to the formalities described in paragraph 16.1 of the Sixteenth Clause of this agreement.

THIRD CLAUSE: DEFINITIONS

For purposes of this agreement, the parties state, enunciatively but not limitatively, the following concepts:

3.1.	Cleaning: General mechanic cleaning of THE EQUIPMENT, leaving the outside and inside of the equipment free of dust, product or any other contaminants.

3.2.	Disassembly: Removal of THE EQUIPMENT from its current location to an area within THE SUGAR MILL, whose location must first be identified and agreed upon between the parties for its shipment.

3.3.	Disassembling: Disassembling of THE EQUIPMENT previously marked and identified for inspection and review.

FOURTH CLAUSE: PERIOD

4.1
The parties agree that the period for the execution of THE WORK will start to compute from 24.Mar.2008, and will culminate on 09.Jun.2008. The period may be extended on an exceptional way before facts and/or situations that make fortuitous event or force majeure that may delay the delivery of THE WORK. To that end, THE CONTRACTOR shall immediately notify by letter to STRATOS when are motivated the circumstances for the fortuitous event or force majeure which may incur during the execution of THE WORK, subject the extension of the timeframe for approval of STRATOS.

If STRATOS accepts the extension of the timeframe regarding this agreement the parties are bound to subscribe to the corresponding Addendum according to the formalities described in paragraph 16.1 of the Sixteenth clause of this agreement.

4.2	At the same time, the parties expressly state that for the delivery of services subject to this agreement, THE CONTRACTOR shall be installed in THE SUGAR MILL no later than 24.Mar.2008.

4.3
In the same, in accordance with the timeframe specified in paragraph 4.1 above, THE CONTRACTOR shall perform the services subject to this agreement under the Detailed Schedule of Services, which duly signed by the parties, is an integral part of this agreement as Appendix No. 4. THE CONTRACTOR may propose the variation of this schedule, caring the deadlines set out in this agreement. The adoption of the changes will be entitled by STRATOS. To that end, the parties must sign previously and written the Addendum according to the formalities described in paragraph 16.1 of the Sixteenth clause of this agreement.

4.4	Notwithstanding the above, the parties may extend the timeframe agreed upon in this clause previously and written.

FIFTH CLAUSE: IN RETURN

5.1.
STRATOS commit oneself to pay to THE CONTRACTOR, for the services delivered under this agreement, until a maximum of US $ 151,130.00 (one hundred and fifty-one thousand one hundred and thirty and 00/100 American dollars), including applicable taxes, such as the General Sales Tax.

5.2.	Payments will be made as follows:

(i)
An advance of US $ 16,660.00 (sixteen thousand six hundred and sixty and 00/100 American dollars) including applicable taxes. To this end, THE CONTRACTOR has accepted the following security certificates: (a) A Promissory Note in the amount of US $ 8,330.00 (eight thousand and three hundred and thirty and 00/100 American dollars) accepted in February 22, 2008, to the order of STRATOS, which as Appendix No. 5 is an integral part of this agreement, and (b) A Promissory Note in the amount of US $ 8,330.00 (eight thousand and three hundred and thirty and 00/100 American dollars) accepted in March 13, 2008, to the order of STRATOS, which as Appendix No. 6 is an integral part of this agreement

(ii)
Weekly payments according to the Weekly Valuations until a maximum of eleven (11) weeks, according to the advance of THE WORK until a maximum limit per week of US $ 9,520.00 (nine thousand and five hundred and twenty and 00/100 Nuevos Soles) including applicable taxes. For the verification of these valuations, THE CONTRACTOR is committed to allow full access to the documents that relate to its Accounting to the representatives determined by STRATOS.

(iii)
The amount of US $ 29,750.00 (twenty nine thousand seven hundred and fifty and 00/100 American dollars) to the signing of the Act of Acceptance of the Work, as long as the total amount does not exceed the maximum of US $ 151,130.00 (one hundred fifty one and one hundred and thirty thousand and 00/100 American dollars), stated in the Paragraph 5.1. of this clause.

5.3.
The valuations will be calculated over the basis of the incurred costs and have prior approval from the person designated by STRATOS in a timely manner in accordance with what is stated in the Sixth Clause of this agreement.

5.4.	All payment vouchers that THE CONTRACTOR submits to STRATOS, should be delivered to the address of the latter which is stated in the introductory part of this agreement.

5.5	The parties declare that the amount specified in this clause includes all expenses themselves of the service. Any other additional expenditure must be previously approved and written by STRATOS.

5.6.	Despite what is stated in Paragraph 5.1. of this clause, it is established that STRATOS will conduct the deductions that apply according to the current tax regulations.

5.7.
STRATOS will pay to THE CONTRACTOR the corresponding amount for each weekly valuation within five (5) calendar days following the receipt of the proof of payment, as stated in the Paragraph 5.4 of this Clause.

SIXTH CLAUSE: SUPERVISION OF THE WORK

6.1.
STRATOS will supervise and control, at its expense, the works performed by THE CONTRACTOR or employees of the latter, through Mr. Jose Antonio Vasquez Cuadros, identified with National Identity Document No. 07880642 or Mr. Jorge Eduardo Aza Santillana, identified with National Identity Document No. 09874188, who may be able to act individually, each one will hereinafter be known as THE SUPERVISOR. The common legal address of these officials is Canaval y Moreyra Ave. 380 - Office 401 - San Isidro - Lima - Lima. THE SUPERVISOR will be responsible to ensure directly and permanently the good execution of THE WORK and compliance with the agreement.

6.2.
STRATOS has the right to supervise the development of THE WORK, by itself or through THE SUPERVISOR at any time, as well as to review and approve, if it deems it necessary, personnel, materials and equipment used by THE CONTRACTOR.

6.3.
If in the opinion of THE SUPERVISOR it may be a service that does not fulfill with the terms of the agreement, THE CONTRACTOR is bound by his own account to make repairs or changes needed in a time limit set by THE SUPERVISOR and/or STRATOS explicitly, according to the complexity of the observer, so that THE WORK complies with the provisions of the same.

6.4.	THE CONTRACTOR is bound to provide to THE SUPERVISOR all the facilities that the case may require for the proper execution of their work, this doesn’t being a cause for delay of THE WORK.

SEVENTH CLAUSE:  OBLIGATIONS OF THE CONTRACTOR

THE CONTRACTOR within the realization and execution of THE WORK, shall perform the following tasks:

7.1.
Execute THE WORK entirely, abide by the characteristics specified in the Second Clause of this agreement and its Appendixes; within the timeframe stated under the Fourth Clause. THE CONTRACTOR will make everything necessary to carry out a diligent and prompt execution of all and each one of the services, assuming sole responsibility for carrying out the same as it would be applicable, in accordance with this agreement and the laws in force for that type of agreements.

7.2.
Have the personnel required to meet the obligations under this agreement, and must provide such personnel with the tools and equipment to allow the diligently and secure development of them. To this end and in a previous manner to the beginning of the execution of this agreement, THE CONTRACTOR shall deliver by written to STRATOS the personnel list hired by THE CONTRACTOR.

Also, THE CONTRACTOR states that will verify these professionals have no technical or legal impediment to the development of the activities that correspond them to execute according to which is specified in this agreement and that will be able to exercise their profession.

The involvement of the named individuals in this clause in the development of THE WORK will be monitored at all times by THE SUPERVISOR. THE CONTRACTOR may only replace its personnel, with the previous written consent of STRATOS.

Furthermore, the parties state that any appointment and/or removal of personnel of THE CONTRACTOR should be entered in the Notebook of Work described in paragraph 7.3 of this clause.

7.3.
Carry the respective notebook, which must be updated and in which will consist all relevant facts that occurred during the development of THE WORK, and also where the parties will sign together with THE SUPERVISOR, relevant events and/or occurrences of THE WORK. In this sense, any technical decision adopted by THE CONTRACTOR or that may be suggested by THE SUPERVISOR and any application or action taken by STRATOS must be necessarily in that notebook, prior to its execution. That notebook will be one original and two copies. The original will be withdrawn by STRATOS, a copy may be withdrawn by THE CONTRACTOR and the other must remain in the notebook.

To speed the decision-making, the parties state that the joint measures appointed in the preceding paragraph may be made via e-mail, and must be printed and pasted into the Notebook of Work.

The decision taken by THE SUPERVISOR suggested by THE CONTRACTOR does not absolve the latter of responsibility for the consequences of the same.

7.4.
Correct or repair any deficiencies arising in the process of execution of THE WORK as a result of operation malpractice. If THE CONTRACTOR incur in serious defects and/or vices that may occur during the delivery of THE WORK, will be from its sole and absolute responsibility the consequences derived from them.

7.5.
Protect the zones in which THE WORK is executed, as well as THE EQUIPMENT and materials provided by STRATOS, against any damage as a result of the service realized on merit of this agreement, or loss through fraud or fault of any kind of THE CONTRACTOR caused during the validity of this agreement. Except stipulation of the contrary contained in this agreement, THE CONTRACTOR shall be fully responsible and assume each and every one of the risks of loss or damage by fraud or fault of any kind incurred to THE EQUIPMENT, materials and goods in general of STRATOS or third parties who are under the care or control of THE CONTRACTOR according to this agreement.

In such case, the damage occurred, THE CONTRACTOR shall immediately proceed to repair or replace any goods that have been damaged or destroyed by exclusive account of THE CONTRACTOR and to satisfaction of STRATOS or third owners of the damaged or destroyed goods.

7.6.
Respond for any damage or loss of goods, equipment or facilities under its responsibility that results by its fraud or fault of THE CONTRACTOR as a result of this agreement and for the timeframe of the same, inclusive though not limited with respect to the persons acting under their responsibility.

7.7.
Keep at all times free of accumulations, waste or garbage the area where THE WORK is being executed, including those used for storage, in addition to the waste material generated by persons or subcontractors. In turn, prior to the completion of THE WORK, THE CONTRACTOR will remove from the work area and its environs any tools, scaffolding, equipment and materials of its ownership used for THE WORK subject of this agreement.

7.8.
Assume full responsibility, and release STRATOS, its directors, officers, employees and agents from all liability for any loss, claim or trial, including costs and expenses of the process resulting from any violation actually committed by or alleged against THE CONTRACTOR, of any patent, article, machine, manufacture, structure, composition, disposition, improvement, design, device, method or process incorporated or employee, unless it is provided by STRATOS, in compliance with this agreement.

7.9
Respond for any damage that its officials, sub - contractors or agents might cause by fraud or fault to STRATOS, to third parties and / or property of third parties, whether the damage was caused as a result of the execution of THE WORK. This responsibility extends to the damage that THE CONTRACTOR and machinery and equipment used by it or subcontractors could lead to STRATOS, its directors, officers, subcontractors, personnel, their agents or their properties as well as to third parties and property of third parties.

7.10.
Avoid within the reasonably possible that by its fault or fraud be sorted embargoes whatever its nature, including those derived from administrative or judicial claims about any property of STRATOS, or over any good regardless of its ownership, be employed in the execution of THE WORK. In case an embargo occur, THE CONTRACTOR will satisfy and comply or cause to be satisfied and comply immediately the obligation that originated the embargo or will grant the required bail for the lifting of the embargo.

7.11.
Ensure compliance with the laws and accident prevention. THE CONTRACTOR will have all the additional measures that may be necessary to protect the life and health of all workers involved in the execution of THE WORK. To that end, whenever necessary, THE CONTRACTOR will provide adequate barriers, signs and security lights, as well as other means and services for warning of danger in order to adequately protect any person who has access or is in or near the zone of THE WORK.

The incompliance by THE CONTRACTOR of the devices or policies mentioned above will cause, at the discretion of STRATOS, the suspension of the execution of THE WORK until the unsafe conditions or hazards are eliminated. In the case of a suspension of this type, THE CONTRACTOR may not claim compensation or to request additional extensions of time, nor relieve THE CONTRACTOR of the impositions of fines or the responsibilities that this agreement imposes.

7.12.
Meet with STRATOS when requested, in order to coordinate all matters related to THE WORK. The meetings may be undertaken in the area of THE WORK, at the address of STRATOS, or any other place agreed upon by the parties.

7.13.
THE CONTRACTOR must guarantee that THE EQUIPMENT is, at least, in the same conditions in which it was delivered. To that end, THE CONTRACTOR shall conduct an inspection to THE EQUIPMENT prior to the disassembly and indicate, if necessary, if it encounters any significant damage or malfunction.

7.14.
In turn, THE CONTRACTOR ensures that personnel working in THE SUGAR MILL must have the safety equipment required according to the activities to be performed. Such equipment must be in good condition and operational.

7.15.	Comply with the other obligations to its charge that as such are consigned in this agreement and its Appendixes, according to the rules of good faith and facilitating compliance with the same.

7.16.	Not modify or alter the characteristics of THE WORK, without prior written authorization and express from STRATOS.

7.17.
Each and every one of the tasks to be realized by THE CONTRACTOR in the area described for THE WORK must comply with, and follow the instructions, specifications, measurements, qualities and details, which are detailed in the Appendixes to this agreement, unless the circumstances force to make changes approved by THE SUPERVISOR.

7.18.	Accumulate the junk that could be generated on the site that STRATOS determine to effects of the latter to decide their final disposition.

7.19.	Obtain the licenses and authorizations that apply to the relevant authorities.

EIGHTH CLAUSE: OBLIGATIONS OF STRATOS

8.1.	Make available to the personnel of THE CONTRACTOR the corresponding hygienic services, fitted with service water but not drinking water.

8.2.
Provide two (02) offices of sixteen square meters (16m2) each, equipped with furniture for the exclusive use of personnel of THE CONTRACTOR during the execution of THE WORK. The first office must be used as a drawing room, warehouse and office security while the second office will be used as a technical office. THE CONTRACTOR states explicitly that should return to STRATOS the offices and furniture referred to in this paragraph to the end of THE WORK on the same conditions that were delivered, except the wear through normal use of them.

8.3.	Provide power input of 100 Kw, in 220 V in a defined point, where THE CONTRACTOR must install its switchboard and the connections to the required field.

8.4.
Provide perimeter security service on THE SUGAR MILL twenty-four (24) hours a day. To that end, the parties state that THE CONTRACTOR shall be responsible for the equipment and/or tools of their property in working hours and while workers of THE CONTRACTOR remain in THE SUGAR MILL.

8.5.	Provide THE CONTRACTOR the information required by it and that is directly or indirectly related to the execution of THE WORK.

8.6.	Comply with the other obligations to its charge that as such are recorded in this agreement, according to the rules of good faith and facilitating compliance with the same.

8.7.	Provide THE CONTRACTOR with the following consumable materials: oxygen, gas, welding 6011, loosener - nuts liquid, cloth, huaype, iron sandpaper Nos. 60 and 80, serrated paper, loosener special spray difficult, among others. To that end, THE CONTRACTOR shall submit a schedule of deliverables (indicating quantities), which will be approved by THE SUPERVISOR.

8.8.	Comply with the respective payments for THE CONTRACTOR, according to the approval of the weekly valuations.

NINTH CLAUSE: OF THE REPRESENTATION OF THE CONTRACTOR IN THE SUGAR MILL

9.1.
For purposes of the technical decision-making during the execution of THE WORK, THE CONTRACTOR shall be represented by a Resident Engineer, who will be called THE RESIDENT, who will lead and administer THE WORK.

9.2.
THE RESIDENT will be appointed by THE CONTRACTOR according to the formalities outlined in paragraph 7.2 of the Seventh Clause of this agreement, appointment or removal should be included in the notebook stated in paragraph 7.3 of this agreement.

9.3	Communications from THE RESIDENT to THE SUPERVISOR and vice versa should be entered in the notebook indicated in paragraph 7.3 of this agreement.

TENTH CLAUSE: OF THE CONTROL

10.1.
At any moment after the signing of this agreement and before the signing of the Act of Acceptance of THE WORK, STRATOS directly through THE SUPERVISOR or through any person hired by the latter for this purpose, will verify that the services object of this agreement is being implemented by THE CONTRACTOR with devotion and in compliance with the laws, regulations and conventional dispositions, of administrative, commercial and technical manner, as well as within quality standards of STRATOS reason why THE CONTRACTOR is bound to deliver all type of information required by STRATOS referring to the execution of THE WORK subject of this agreement. The responsible will be the General Manager of THE CONTRACTOR.

10.2.	THE CONTRACTOR shall be required to correct any observation submitted by STRATOS within the timeframe stated by the latter, according to the complexity of the observation to correct.

ELEVENTH CLAUSE: INSURANCES

11.1.
THE CONTRACTOR shall hire during the execution of THE WORK until the acceptation of them, to their cost, the insurance bills, for the equipment, machinery and instruments required for the service, as well as the Supplemental Insurance for Work of Risk (Health and Pensions) for its employees and require and verify the hiring of the same for the workers hired by third parties subcontracted.

11.2.
If THE CONTRACTOR not complies with hiring the insurance aforementioned, STRATOS is empowered to hire them. The parties agree that the lack of hiring of these insurance by STRATOS does not generate responsibility in this, in view that the obligation of his hiring is assumed solely by THE CONTRACTOR.

TWELFTH CLAUSE: DEVELOPMENT OF THE WORK

12.1.
THE CONTRACTOR explicitly states that has visited the facilities of THE SUGAR MILL to satisfaction and that has knowledge, understands and has studied each and every one of the documents, specifications or form to execute THE WORK, reason why it will not be able to substantiate its delays, in facts of not understanding or not knowledge of the work being done or documents integrating this agreement, except occurring events or situations not predictable, hidden, which could not be detected or predict by the nature of the object of the agreement.

12.2.
THE CONTRACTOR will initiate and conduct the execution of THE WORK, efficiently, carefully, cleverly and devotedly, according to the methods and modern practices recognized and in accordance with the provisions of this agreement.

12.3.
STRATOS, through THE SUPERVISOR, can make leave the place immediately where THE WORK is being conducted, to any employee or worker of THE CONTRACTOR or Subcontractors that STRATOS consider to give grievances motives for their capacity or conduct. If STRATOS believes that such person does not return, it may require that to THE CONTRACTOR by written notice stating the reasons justifying such action.

12.4
THE CONTRACTOR should protect the materials, tools, equipment or facilities owned by it, and therefore, will not be entitled to any compensation or reimbursement or payment of expenses for loss, destruction or damage, caused by theft, fire or force majeure, be total or partial, unless the contingency has occurred in non-working hours and thus STRATOS should assume the loss.

12.5.
Also, STRATOS is not responsible for the incompliance by THE CONTRACTOR of its administrative, tax obligations, or, in general, for the obtaining or renewal of their authorizations, permits, licenses, concessions or similar required for the development of its activities and for the compliance with THE WORK subject of this agreement.

THIRTEENTH CLAUSE: MODIFICATIONS TO THE WORK

13.1
The modifications or augmentations of THE WORK must be ordered in writing by STRATOS and, consequently, THE CONTRACTOR will not be able to make any modification to this agreement or the documents constituting the Appendixes of the same, if it does not previously have the corresponding prior written authorization.

13.2
Any service that is not described in this agreement or its Appendixes, will be considered as Additional Service, which execution should be requested in the notebook indicated in paragraph 7.3 of this agreement, by THE SUPERVISOR, agreeing between THE CONTRACTOR and STRATOS the values of additional budgets, as stated in paragraph 16.1 of the Sixteenth Clause of this Agreement.

FOURTEENTH CLAUSE: STATEMENTS OF THE PARTIES

The parties state the following:

14.1	The parties state that this Instrument is celebrated as a Agreement of Work.

14.2
The parties expressly appoint that THE WORK is an obligation of result, so any imperfection, as minimal as it can be, is within the range of reasonable diligence that each contractual party must have based on the Civil Code shall be cause for termination of the agreement, and will be compensable for damages.

14.3
Despite what is stated in the preceding paragraph, the parties agree that THE WORK is motive and determining cause for the implementation of the activities of STRATOS reason why it is understood and declared by the parties that any imperfection in the conduction of such activities on merit of THE WORK will be direct and immediate consequence of THE WORK. That means, the obligation of result of THE WORK extends to what is stated in this paragraph.

In accordance with the preceding paragraph, the parties state that the imperfection in the development of the activities above mentioned, it is understood when:

-
Occurs damage, breakage, destruction, disabling or limitation for the normal operation or use of parts or pieces of machinery or structures that can be cleaned or disassembled. The responsibility is maintained even on the assumption that the damage was partially overcome by repair or replacement, always that these actions do not restore the conditions of the machine or structure at the beginning of THE WORK.

-	Be made a bad cleaning of the machines or structures.
-	Be prepared an incomplete, incorrect or inaccurate technical report.

14.4
Based on what is stated in paragraph 14.2 above, THE CONTRACTOR is bound to compensate for damages for any imperfection in the activities developed for STRATOS and indicated in this clause in merit to THE WORK.

FIFTEENTH CLAUSE: nASSIGNMENT OF RIGHTS AND OBLIGATIONS

15.1.
It is stated between the parties that in relation to this agreement, THE CONTRACTOR cannot assign its rights or its contractual position, in whole or in part without the express prior written consent of the authorized representative of STRATOS.

15.2.
For this act THE CONTRACTOR in an anticipated manner, explicitly authorize STRATOS, for the latter to partially or totally assign any right and/or obligation, which may be generated from this agreement, and even his contractual position.

15.3.
It is clearly stated that the assignment agreement will take effect since the agreement between STRATOS and the assignee is notified to THE CONTRACTOR through a notarized letter to his address indicated in the introduction to this document.

15.4.
However, if it is not necessary for the validity and impact of assignment referred to above, at the request of STRATOS and/or the corresponding assignee, THE CONTRACTOR is bound at its opportunity to deliver the documents and instruments private and/or public that may be required to make such an assign, either of rights, obligations and even the assignment of contractual position with regard to this agreement, takes full effect between the assignee and THE CONTRACTOR, without any limitation.

SIXTEENTH CLAUSE:  MODIFICATIONS, PENALTIES AND TERMINATION OF THE AGREEMENT

16.1.
Any modification of this agreement that constitutes elimination, reduction, enlargement and/or incorporation of services, prior agreement between the two parties, will take place through the signing of an Addendum which will be considered an integral part of the agreement.

16.2.	Despite the timeframe set in the Fourth Clause above, STRATOS will be able to terminate this agreement in case there is incompliance of the obligations assumed by THE CONTRACTOR.

To this effect, STRATOS shall communicate THE CONTRACTOR its intention to terminate the agreement, giving it a deadline to adapt their behavior to the provisions of this agreement. This deadline should be sufficient given the nature of the incompliance and shall have a minimum of fifteen (15) calendar days counted at the beginning the next day of the reception of the communication. Failure to conform behavior within the stated deadline, the agreement shall be considered terminated in its own right without any claim that could be made, and without prejudice to any civil action that may arise as a result of this situation.

16.3.
Also, expired the deadline specified in the Fourth Clause of this agreement without THE CONTRACTOR having culminated THE WORK for which it was hired, STRATOS is able to deduct, from the consideration mentioned in Fifth Clause, the sum of US $ 1,000.00 (one thousand and 00/100 American dollars) for each day of delay as penalty, without prejudice to subsequent damage.

16.4.	Once concluded this agreement, STRATOS commits, for a period of six (6) months from the end of the contractual relationship, not to hire in any form or mode to one or more workers of THE CONTRACTOR.

SEVENTEENTH CLAUSE: NATURE OF THE AGREEMENT

17.1
The parties expressly state that this agreement is of civil nature and does not matter relationship of subordination or dependency of THE CONTRACTOR or any of its employees with STRATOS, nor with the personnel hired by these.

17.2
Also, STRATOS is not responsible for the incompliance by THE CONTRACTOR of its administrative, tax obligations, or, in general, for the obtaining or renewal of their authorizations, permits, licenses, concessions or similar required for the development of their business activities and for the compliance with THE WORK subject of this agreement.

EIGHTEENTH CLAUSE: CONFIDENTIALITY

18.1.
THE CONTRACTOR agrees not to disclose or make public or known to third parties, either directly or indirectly, any aspect related to information obtained under this agreement, which STRATOS had informed to THE CONTRACTOR, or that it had known by their own means, with motive of the negotiation, celebration, compliance or termination of this agreement.

18.2.
THE CONTRACTOR shall at all times, keep confidentiality in relation to such information and assumes the responsibility in case its employees or hired staff don’t comply with the obligations of confidentiality, for which they will take the precautions and guarantees necessary to ensure that the obligation assumed by this document is strictly complied by its employees, directors, and all their staff hired. This obligation, assumed by THE CONTRACTOR shall be complied during the validity of this agreement and even after its termination; assuming the responsibility in case that its staff ignored those obligations voluntarily or involuntarily, directly or indirectly, and should compensate STRATOS for damages caused in the event of incompliance.

18.3
THE CONTRACTOR is forced to take the precautions and guarantees necessary to ensure that the confidentiality obligation assumed by this document will be complied strictly by its employees, directors, hired staff and all dependant persons. In case that any person ignore those obligations, whether intentionally or unintentionally, directly or indirectly, will assume the responsibility, and should compensate STRATOS for damages caused in the event of incompliance.

NINETEENTH CLAUSE: JURISDICTION AND LEGAL DOMICILE

19.1.
The parties submit themselves to the jurisdiction of Judges and Courts of the judicial district of Lima-Cercado, for the interpretation, execution or settlement of any dispute or disagreement that might arise from this agreement, expressly resigning the competition of their domiciles.

19.2.
The parties appoint as their addresses those that appear in the introduction to this document, being understood that can only be varied prior legal notice issued by the party concerned with not less than ten (10) working days prior to the effective change of domicile.

19.3.
At the domicile appointed should refer all communications regarding the agreement and, in general, for everything relating to the execution and compliance of the same. If these formalities are not observed for the change of address will take effect the communications that are directed at the address stated in the introduction to this agreement.

TWELFTH CLAUSE: TOTAL AGREEMENT

This agreement constitutes the entire agreement between the parties and will prevail over any prior agreement or statements, oral or written, with relation to the subject matter. This agreement cannot be modified or amended except by the procedure stated in the Paragraph 16.1 of The Sixteenth clause of this agreement.

TWENTY-FIRST CLAUSE: Appendixes

19.1.	Form integral part of this document, the following Appendixes:

Appendix No. 1	:	Description of THE EQUIPMENT and of THE WORK subject of this agreement
Appendix No. 2	:	Flowchart of THE EQUIPMENT.
Appendix No. 3	:	Terms of Reference.
Appendix No. 4	:	Detailed Schedule of Services
Appendix No. 5	:	Promissory Note signed by THE CONTRACTOR
Appendix No. 6	:	Promissory Note signed by THE CONTRACTOR

19.2.	The parties agree that if there are differences between the various documents that form this agreement, it is established the following priority order for the interpretation purposes:

(i)	The Contract.

(ii)	Terms of Reference (Appendix No. 3)

(iii)	Flowchart (Appendix No. 2)

(iv)	Description of THE EQUIPMENT and of THE WORK (Appendix No.1)

(v)	Detailed Schedule of Services (Appendix No. 4)

The parties sign this agreement in the city of Lima on March 12, 2008.

STRATOS	THE CONTRACTOR